UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2016

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3350 Peachtree Road NE, Suite 150, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (404) 978-6400

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 15, 2016, Pulte Mortgage LLC (“Pulte Mortgage”), a wholly-owned subsidiary of PulteGroup, Inc., entered into the Third Amendment (the “Amendment”) to its Amended and Restated Master Repurchase Agreement ("Repurchase Agreement") with Comerica Bank, as Agent and representative of itself as a Buyer and the other Buyers ("Agent"), and the other Buyers listed therein.

The Amendment changes the termination date to August 14, 2017, and decreases the maximum aggregate commitment amount from $200 million to $175 million up to September 26, 2016 after which it is increased to $200 million through October 13, 2016. On December 27, 2016, the Amendment increases the maximum aggregate commitment amount to $300 million, with a $50 million accordion feature to allow for a temporary increase up to $350 million through January 12, 2017. The Amendment again increases the maximum aggregate commitment amount up to $200 million on March 27, 2017 through April 13, 2017, and on June 27, 2017 through July 13, 2017 after which it is decreased to $175 million through the termination date.

A copy of the Amendment is attached as Exhibit 10.1 hereto and is herein incorporated by reference. The above referenced summary of the material terms of the Repurchase Agreement is qualified in its entirety by reference to Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

10.1 Third Amendment to Amended and Restated Master Repurchase Agreement dated August 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date:	August 17, 2016	By:	/s/ Steven M. Cook
			Name:	Steven M. Cook
			Title:	Executive Vice President, Chief Legal Officer, and Corporate Secretary